CoreComm Limited




Exhibit 12.1

                                                                   For the period
                                                                 from April 1, 1998
                                                                  (Date Operations      For the period
                                                                   Commenced) to      from January 1, 1998
                                                   June 30       December 31, 1998      to May 31, 1998
                                                 -----------     -----------------------------------------
                                                     1999
                                                 -----------     -----------------------------------------
Fixed charges:
         Interest                                $   218,000       $    21,000            $        0
         Amortization of debt expense                      0                 0
         Interest portion of rental expense          202,000           354,000                98,000
                                                 -----------       -----------            ----------
                                                 $   420,000       $   375,000            $   98,000

Earnings:
         Income (loss) from operations          ($22,011,000)     ($15,815,000)          ($2,782,000)
         Fixed charges per above                     420,000           375,000                98,000
              Less: Capitalized interest                   0                 0                     0
                                                 -----------       -----------            ----------
                                                ($21,591,000)     ($15,440,000)          ($2,684,000)
                                                 ===========       ===========            ==========

Ratio of Earnings to Fixed Charges (1)                    --                --                    --


                                                                         The Predecessor OCOM


                                                                             December 31
                                                -----------------------------------------------------------------
                                                       1997             1996             1995             1994
                                                -----------------------------------------------------------------
Fixed charges:
         Interest                                   $        0       $        0       $        0       $        0
         Amortization of debt expense                        0                0                0                0
         Interest portion of rental expense            131,000           60,000           60,000           60,000
                                                    ----------       ----------       ----------       ----------
                                                    $  131,000       $   60,000       $   60,000       $   60,000

Earnings:
         Income (loss) from operations             ($4,379,000)     ($1,097,000)     ($4,154,000)     ($1,048,000)
         Fixed charges per above                       131,000           60,000           60,000           60,000
              Less: Capitalized interest                     0                0                0                0
                                                    ----------       ----------       ----------       ----------
                                                   ($4,248,000)     ($1,037,000)     ($4,094,000)     ($  988,000)
                                                    ==========       ==========       ==========       ==========

Ratio of Earnings to Fixed Charges (1)                      --               --               --               --


The ratio of earnings to fixed charges is not meaningful for the periods that result in a deficit

(1) For the six months ended June 30, 1999 and for the period from April 1, 1998 to December 31, 1998 and for the period from January 1, 1998 to May 31, 1998, and the years ended December 31, 1997, 1996, 1995 and 1994, the deficit of earnings to fixed charges was $22,011,000, $15,815,000, $2,728,000, $4,379,000, $1,097,000 $4,154,000 and
         $1,048,000.